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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-4 of our reports dated February 27, 2015, relating to the consolidated financial statements and financial statement schedules of CyrusOne Inc. and subsidiaries (which reports express an unqualified opinion and includes an explanatory paragraph regarding the allocation of certain corporate overhead expenses from Cincinnati Bell Inc.) and the effectiveness of CyrusOne Inc. and subsidiaries' internal control over financial reporting appearing in the Annual Report on Form 10-K of CyrusOne Inc. for the year ended December 31, 2014, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Dallas, Texas
October 28, 2015

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM